Exhibit 10.56

USB DRIVER SOFTWARE TOOLS

LIMITED USE AGREEMENT

This USB Driver Software Tools Limited Use Agreement (the “Agreement”) is entered into as of Oct. 21, 2004 (the “Effective Date”), by and between QUALCOMM Incorporated, a Delaware corporation (“QUALCOMM”), and Axesstel, Inc., a California corporation (“LICENSEE”).

RECITALS

WHEREAS, QUALCOMM has had developed or licensed the Software which supports test and development efforts relating to subscriber equipment that incorporates a QUALCOMM CDMA ASIC;

WHEREAS, LICENSEE desires to receive a copy of the Software for its limited use in accordance with the terms and conditions of this Agreement; and

WHEREAS, QUALCOMM is willing to provide the Software to LICENSEE for limited use in accordance with the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, the parties, in consideration of the mutual promises set forth herein, agree as follows:

1. Definitions. In addition to other terms which may be defined herein, the following terms, when capitalized and in the singular or plural form, as appropriate, shall have the meaning set forth in this Section:

“Affiliate” has the meaning given to it in the License Agreement.

“CDMA ASIC” means QUALCOMM’s mobile station modem (MSM) CDMA application specific integrated circuit.

“Software” means the source code and object code for QUALCOMM’s Windows 2000 USB host driver software.

“Party” means QUALCOMM or LICENSEE, and “Parties” means QUALCOMM and LICENSEE.

2. Delivery of Software. QUALCOMM shall make commercially reasonable efforts to deliver the Software to LICENSEE no later than ten (10) days after the Effective Date.

3. Right to Use. LICENSEE may use the Software solely to develop, manufacture and sell wireless communications equipment that incorporates a QUALCOMM CDMA ASIC and that supports high speed data transmissions. As reasonably necessary to carry out the foregoing right to use, LICENSEE shall also have the right to (i) alter, modify, translate or adapt the Software or create derivative works based thereon; (ii) use or copy the Software for archival purposes, and (iii) distribute the object code only of the Software or derivative works to carrier customers and/or end users solely in conjunction with the sale of wireless communications equipment which incorporates QUALCOMM’s CDMA ASIC. Except as expressly provided above, LICENSEE shall have no right to sublicense, transfer or otherwise disclose the Software to any third party (other than Affiliates of LICENSEE in accordance with Section     ), and LICENSEE shall not use the Software for any other purpose. QUALCOMM and its licensors retain all ownership rights in and to the Software and derivative works and nothing herein shall be deemed to grant any right to LICENSEE under any of QUALCOMM’s patents.

4. Warranty Disclaimer. QUALCOMM MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SOFTWARE OR ANY OTHER INFORMATION OR DOCUMENTATION THAT MAY BE PROVIDED UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT, OR ANY EXPRESS OR IMPLIED WARRANTY ARISING OUT OF TRADE USAGE OR OUT OF A COURSE OF DEALING OR COURSE OF PERFORMANCE. LICENSEE agrees that QUALCOMM is not obligated to provide any support to LICENSEE in connection with its use of the Software.

5. Intellectual Property. This Agreement does not convey to LICENSEE any intellectual property rights of QUALCOMM or its licensors, including but not limited to any rights under any patent, trademark, copyright, or trade secret. Except as expressly provided in this Agreement, LICENSEE may not use the Software Tool, alone or in combination with any other Software Tool or products. LICENSEE’s use of the Software shall be solely in accordance with the terms and conditions of this Agreement. Neither the delivery of the Software, nor any provision of this Agreement shall be construed to grant to LICENSEE either expressly, by implication or by way of estoppel, any license under any patents or other intellectual property rights of QUALCOMM covering or relating to any other product or invention or any combination of the Software with any other product.

6. Termination.

6.1 Term of Agreement. This Agreement shall commence on the Effective Date and, unless terminated earlier, remain in effect for a period of three (3) years after the Effective Date.

6.2 Termination by Either Party. This Agreement may be terminated by a Party which is not in material breach hereunder, by written notice to the other Party, following the occurrence of any material breach by such other Party of any material provision of this Agreement, which material breach is (if capable of being cured) not cured within thirty (30) days after receipt of such notice.

6.3 Remedies on Termination. In the event of any termination of this Agreement, LICENSEE shall immediately (i) return to QUALCOMM or destroy the Software, and any copies or updates thereof and (ii) cease using, or permitting to be used, the Software and any adaptation, modification, derivation or translation thereof except for derivative works of the Software properly distributed by LICENSEE to customers and/or end users hereunder prior to the date of termination.

7. Limitation Of Liability. IN NO EVENT SHALL QUALCOMM OR ITS LICENSORS BE LIABLE TO LICENSEE FOR ANY INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO ANY LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL DAMAGES, ARISING OUT OF THE USE OR INABILITY TO USE, OR THE DELIVERY OR FAILURE TO DELIVER, ANY OF THE SOFTWARE, EVEN IF QUALCOMM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATION OF LIABILITY SHALL REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF WHETHER LICENSEE’S REMEDIES HEREUNDER ARE DETERMINED TO HAVE FAILED OF THEIR ESSENTIAL PURPOSE.

8. Confidentiality. LICENSEE acknowledges that the Software and all other information relating to the design, configuration and operation relating thereto constitute confidential or proprietary information of QUALCOMM and its licensors (the “Confidential Information”). LICENSEE also acknowledges that unauthorized disclosure of the Confidential Information would cause irreparable damage to QUALCOMM and its licensors. Other than in accordance with the terms and conditions of this Agreement LICENSEE shall not use the Confidential Information or disclose any Confidential Information to any third party (other than Affiliates of LICENSEE). Such

Affiliates or agents shall enter into a nondisclosure agreement with the receiving Party setting forth the obligations substantially equal to those herein prior to the disclosure of Confidential Information by receiving Party to such Affiliates or agents. Moreover, such Confidential Information shall be used by the receiving Party only for the purposes contemplated under this Agreement or in the exercise of its rights it may receive expressly under the provisions of this Agreement. Unless the furnishing Party consents in this Agreement or otherwise in writing, such Confidential Information shall be held in strict confidence by the receiving Party. The receiving Party may disclose such Confidential Information to other persons, upon the furnishing Party’s prior written authorization, but solely to perform acts which this clause expressly authorizes the receiving Party to perform itself and further provided such other person agrees in writing (a copy of which writing will be provided to the furnishing Party at its request) to the same conditions respecting use of Confidential Information contained in this clause and to any other reasonable conditions requested by the furnishing Party. These restrictions on the use or disclosure of Confidential Information shall not apply to any Confidential Information: (i) which can be proven to be or have been independently developed by the receiving Party or lawfully received free of restriction from another source having the right to so furnish such Confidential Information; or (ii) after it has become generally available to the public without breach of this Agreement by the receiving Party; or (iii) which at the time of disclosure to the receiving Party was known to such Party free of restriction and clearly evidenced by documentation in such Party’s possession; or (iv) which the disclosing Party agrees in writing is free of such restrictions.

9. Assignment. LICENSEE shall not assign this Agreement or any right or interest under this Agreement, nor delegate any obligation to be performed under this Agreement without QUALCOMM’s prior written consent. Any attempted assignment in contravention of this Section shall be void.

10. Applicable Law. This Agreement is made and entered into in the State of California and shall be governed by and construed and enforced in accordance with the laws of the State of California, excluding the U.N. Convention on International Sale of Goods, without regard to conflict of laws principles. Any dispute, claim or controversy arising out of or relating to this Agreement, or the breach or validity hereof, including, without limitation, any improper use, copying or misappropriation of the software, know how and related documentation or materials provided by QUALCOMM to LICENSEE shall be subject to the dispute resolution terms set forth in this Section regardless of any conflicting terms in any other agreements between the Parties. Therefore, any dispute, claim or controversy arising out of or relating to this Agreement, or the breach or validity hereof, shall be adjudicated only by a court of competent jurisdiction in the county of San Diego, State of California, and each Party hereby consents to the personal jurisdiction of such courts for that purpose. In the event of any proceeding to enforce the provisions of this Agreement, the prevailing Party (as determined by the court) shall be entitled to reasonable attorneys’ fees as fixed by the court.

11. Force Majeure. Neither Party shall be in default or liable for any loss or damage resulting from delays in performance or from failure to perform or comply with terms of this Agreement due to any causes beyond its reasonable control, which causes include but are not limited to Acts of God or the public enemy; riots and insurrections; war; fire; strikes and other labor difficulties (whether or not the Party is in a position to concede to such demands); embargoes; judicial action; lack of or inability to obtain export permits or approvals, necessary labor, materials, energy, components or machinery; and acts of civil or military authorities.

12. Export; Re-Export. LICENSEE shall comply with all U.S. export control laws applicable to the Software furnished to LICENSEE by QUALCOMM. LICENSEE will not directly or indirectly export or re-export the Software without obtaining appropriate authorizations from the U.S. Department of Commerce or other cognizant U.S. government agency.

13. Miscellaneous Provisions. This Agreement constitutes the entire agreement between the Parties and supersedes all prior negotiations, representations and agreements between the parties with respect to the subject matter hereof. No addition or modification of the Agreement shall be effective unless made in writing and signed by the respective representatives of QUALCOMM and LICENSEE. Any delay or failure to enforce at any time any provision of the Agreement shall not constitute a waiver of the right thereafter to enforce each and every provision thereof. If any of the provisions of the Agreement is determined to be invalid, illegal, or otherwise unenforceable, the remaining provisions shall remain in full force and effect. The Parties’ rights and obligations which by their sense and context are intended to survive any termination or expiration of this Agreement shall so survive.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

QUALCOMM Incorporated		Axesstel, Inc.

By:	/s/ JONATHAN WEISER	By:	/s/ PATRICK GREG
Print Name:	Jonathan Weiser	Print Name:	Patrick Greg
Title:	VP, Division Counsel	Title:	VP, Corporate Controller

QUALCOMM CDMA Technologies